Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
400 South Hope Street
25th Floor
Los Angeles, CA 90071
www.cbre.com

FOR IMMEDIATE RELEASE

For further information:

Steve Iaco

Senior Managing Director

Corporate Communications

212.984.6535

CBRE GROUP, INC. REPORTS STRONG FINANCIAL RESULTS FOR

FIRST-QUARTER 2017

Revenue of $3.0 billion, up 5% (7% local currency)

Fee Revenue of $1.9 billion, up 5% (7% local currency)

GAAP EPS of $0.38, up 58%; Adjusted EPS of $0.43, up 19%

Los Angeles, CA – April 27, 2017 — CBRE Group, Inc. (NYSE:CBG) today reported strong financial results for the first quarter ended March 31, 2017.

“We have been keenly focused for some time on a strategy to make CBRE a more balanced and capable enterprise that produces highly differentiated outcomes for our clients,” said Bob Sulentic, CBRE’s president and chief executive officer. “In support of this strategy, we have made targeted organic investments and acquisitions aimed at bolstering our talent base, service offering and operating platform. These investments have allowed us to significantly improve our ability to provide integrated solutions to our clients around the world as well as our digital and consultative capabilities. All of this has positioned us to better satisfy our clients and take market share.

This was clearly evident in our first quarter results, with excellent top- and bottom-line organic growth across our regional services businesses globally. This growth came against a backdrop of lower sales market volumes in many parts of the world. Our earnings were further enhanced by the steps we took in late 2015 and 2016 to calibrate our costs while also investing in our strategy.”

First-Quarter 2017 Results

•	Revenue for the first quarter totaled $3.0 billion, an increase of 5% (7% local currency1). Fee revenue[2] increased 5% (7% local currency) to $1.9 billion. Organic fee revenue, which excludes contributions from all acquisitions completed after first-quarter 2016, increased 4% (6% local currency).

•	On a GAAP basis, net income and earnings per diluted share both increased 58% to $129.6 million and $0.38 per share, respectively. Adjusted net income[3] for the first quarter of 2017 rose 20% to $144.8 million, while adjusted earnings per share improved 19% to $0.43 per share.

CBRE Press Release

April 27, 2017

•	The adjustments to GAAP net income for the first quarter of 2017 included $27.0 million (pre-tax) of non-cash acquisition-related amortization and $11.9 million (pre-tax) of integration costs associated with the Global Workplace Solutions acquisition. These costs were partially offset by a $15.2 million (pre-tax) reversal of carried interest incentive compensation and a tax benefit associated with the aforementioned adjustments of $8.4 million.

•	EBITDA[4] increased 21% (22% local currency) to $306.5 million and adjusted EBITDA[4] increased 7% (8% local currency) to $303.2 million. Adjusted EBITDA margin on fee revenue was 15.8%.

First-Quarter 2017 Segment Review

The following tables present highlights of CBRE segment performance during the first quarter of 2017 (dollars in thousands):

	Americas			EMEA			Asia Pacific
		% Change from Q1 2016			% Change from Q1 2016			% Change from Q1 2016
	Q1 2017	USD	LC	Q1 2017	USD	LC	Q1 2017	USD	LC
Revenue	$1,692,646	7%	7%	$844,188	—	9%	$341,145	10%	9%
Fee revenue	1,130,653	6%	5%	475,735	2%	10%	211,462	10%	8%
EBITDA	210,722	22%	22%	31,731	107%	118%	20,149	88%	84%
Adjusted EBITDA	220,400	18%	18%	33,864	22%	28%	20,281	58%	55%

	Global Investment Management			Development Services (5)
		% Change from Q1 2016			% Change from Q1 2016
	Q1 2017	USD	LC	Q1 2017	USD	LC
Revenue	$89,566	-1%	3%	$13,659	-19%	-19%
EBITDA	41,100	91%	97%	2,804	-91%	-91%
Adjusted EBITDA	25,859	13%	19%	2,804	-91%	-91%

CBRE exhibited broad strength across its regional services businesses in the first quarter of 2017.

•	The Americas, the company’s largest business segment, posted revenue growth of 7% (same in local currency).

•	Asia Pacific (APAC) saw revenue rise 10% (9% local currency), with particularly strong growth in Greater China, India and Singapore.

•	Revenue growth in Europe, the Middle East & Africa (EMEA) was adversely affected by foreign currency movement, principally the depreciation of the British pound sterling. In local currency, EMEA revenue rose 9%, but was flat when converted to U.S. dollars. Germany, Spain and Switzerland paced the region’s growth for the quarter.

In the United Kingdom, overall revenue rose 8% in local currency, with solid growth across virtually all business lines. Growth of 9% in leasing and 5% in sales (both in local currency) reflected continued improvement in market sentiment following the European Union referendum (Brexit) vote and market share gains for CBRE.

Revenue growth was also solid across most global business lines and was almost entirely organic.

•	Global occupier outsourcing revenue rose 4% (8% local currency), while fee revenue increased 4% (9% local currency).

CBRE Press Release

April 27, 2017

•	Emblematic of the strong gains this business is making internationally, notable growth was achieved in Canada, India, Spain and the United Kingdom, among other countries.

•	The company signed 29 occupier outsourcing contracts in EMEA and APAC (combined), while 16 were signed in the global health care sector.

•	The capital markets businesses – commercial mortgage services and property sales – continued to perform very well. Combined, these businesses grew 7% (8% local currency).

•	Commercial mortgage services grew at a double-digit clip, with revenue up 13% (14% local currency).

•	The company’s loan volume growth was driven by increased originations with life insurance companies.

•	CBRE’s loan servicing portfolio stood at approximately $150.0 billion, up about $18.0 billion, or 14%, from the year-earlier quarter.

•	Property sales revenue increased 5% (6% local currency), despite a notable slowdown in global market volumes, especially in the United States.

•	EMEA sales revenue increased 8% (16% local currency), aided by robust growth in France, Spain and Switzerland.

•	APAC sales revenue dipped 1% (4% local currency). Improved performance in Greater China and Singapore was offset by a decline in Japan, which had an exceptionally strong first quarter in 2016 when sales revenue rose 67%.

•	The Americas saw revenue rise by 6% (same in local currency), bolstered by significant gains in Canada. Revenue growth of 2% in the United States stood in stark contrast with the 13% market volume decline, as reported by Real Capital Analytics (RCA). CBRE picked up 130 basis points of market share, according to RCA.

•	Leasing revenue increased 4% (same in local currency).

•	Both APAC and EMEA recorded double-digit growth before currency effects.

•	In the U.S. growth was 1% on top of very strong growth of 20% in the first quarter of 2016.

•	Property management and valuation achieved solid growth, fueled by double-digit growth (in local currency), in both business lines in EMEA and APAC.

•	Revenue from property management services rose 7% (8% local currency), while fee revenue increased 6% (7% local currency).

•	Valuation revenue increased 6% (7% local currency) for the first quarter.

•	In the Global Investment Management segment, assets under management (AUM) totaled $86.5 billion.

•	In local currency, AUM increased $0.9 billion from the first quarter of 2016, but decreased by $3.2 billion when measured in U.S. dollars.

•	Approximately 60% of AUM, excluding securities, is in Europe and denominated in euro or British pound sterling.

•	In the Development Services segment, projects in process totaled $5.9 billion, down $1.2 billion from the first quarter of 2016, while the pipeline rose $2.0 billion to $5.1 billion.

CBRE Press Release

April 27, 2017

CBRE completed two acquisitions during the quarter – Floored, Inc., a leading Software as a Service (SaaS) platform for commercial real estate, and Capstone Financial Solutions LLC, a technology-enabled national commercial mortgage services specialist. Earlier this month, the company acquired Mainstream Software, Inc., a leading SaaS platform for facilities management.

Business Outlook

“We are pleased with the excellent performance our people produced in the first quarter. As we look ahead, we are increasingly energized by our market position and prospects,” Mr. Sulentic said. “Our business has positive momentum and our people – supported by our increasingly robust operating platform – are well positioned to capitalize on a generally favorable macro environment. At the same time, it is important to remember that the first quarter is typically our seasonally lightest quarter for revenue and earnings, and the impact of our cost savings actions is particularly pronounced this quarter. As always, we caution against extrapolating first quarter performance to the full year and we are not updating guidance only three months into the year.”

Conference Call Details

The company’s first-quarter earnings conference call will be held today (Thursday, April 27, 2017) at 8:30 a.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the company’s website at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 1:00 p.m. Eastern Time on April 27, 2017, and ending at midnight Eastern Time on May 3, 2017. The dial-in number for the replay is 877-660-6853 for U.S. callers and 201-612-7415 for international callers. The access code for the replay is 13657743. A transcript of the call will be available on the company’s Investor Relations website at www.cbre.com/investorrelations.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2016 revenue). The company has more than 75,000 employees (excluding affiliates), and serves real estate investors and occupiers through approximately 450 offices (excluding affiliates) worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com.

The information contained in, or accessible through, the company’s website is not incorporated into this press release.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance (including adjusted earnings per share expectations), currency movement, market share, and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this release. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated; volatility and disruption of the securities, capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate; clients’ willingness to make real estate or long-term contractual commitments and other factors affecting the value of real estate assets, inside and outside the United States; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real

CBRE Press Release

April 27, 2017

estate services; the effect of significant movements in average cap rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to maintain EBITDA and adjusted EBITDA margins that enable us to continue investing in our platform and client service offerings; our ability to control costs relative to revenue growth; economic volatility and market uncertainty globally related to uncertainty surrounding the implementation and effect of the United Kingdom’s referendum to leave the European Union, including uncertainty in relation to the legal and regulatory framework that would apply to the United Kingdom and its relationship with the remaining members of the European Union; foreign currency fluctuations; our ability to retain and incentivize key personnel; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate synergistic and accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; the ability of our Global Investment Management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; the ability of CBRE Capital Markets to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; variations in historically customary seasonal patterns that cause our business not to perform as expected; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; liabilities under guarantees, or for construction defects, that we incur in our Development Services business; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; changes in domestic and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, currency controls and other trade control laws), particularly in Russia, Eastern Europe and the Middle East, due to the rising level of political instability in those regions; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as the anti-corruption laws and trade sanctions of the U.S. and other countries; our ability to maintain our effective tax rate at or below current levels; changes in applicable tax or accounting requirements, including potential tax reform under the current U.S. administration; and the effect of implementation of new accounting rules and standards.

Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.

Note – CBRE has not reconciled the (non-GAAP) adjusted earnings per share forward-looking guidance referenced in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation, financing costs and future tax rates, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

The terms “fee revenue,” “organic fee revenue,” “adjusted net income,” “adjusted earnings per share” (or adjusted EPS), “EBITDA” and “adjusted EBITDA” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

[1]	Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.

CBRE Press Release

April 27, 2017

[2]	Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.
[3]	Adjusted net income and adjusted earnings per share (or adjusted EPS) exclude the effect of select charges from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges. Adjustments during the periods presented included amortization expense related to certain intangible assets attributable to acquisitions, integration and other costs related to acquisitions, cost-elimination expenses and certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue.
[4]	EBITDA represents earnings before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization. Amounts shown for adjusted EBITDA further remove (from EBITDA) the impact of certain cash and non-cash charges related to acquisitions, cost-elimination expenses and certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue.
[5]	Revenue in the Development Services segment does not include equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interest. EBITDA includes equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense.

CBRE Press Release

April 27, 2017

CBRE GROUP, INC.

OPERATING RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenue:
Fee revenue (1)	$1,921,075	$1,836,375
Pass through costs also recognized as revenue	1,060,129	1,010,359

Total revenue	2,981,204	2,846,734

Costs and expenses:
Cost of services	2,087,079	2,013,613
Operating, administrative and other	606,231	643,366
Depreciation and amortization	94,037	86,994

Total costs and expenses	2,787,347	2,743,973

Gain on disposition of real estate (2)	1,385	4,819

Operating income	195,242	107,580

Equity income from unconsolidated subsidiaries (2)	15,018	57,301
Other income	4,115	3,215
Interest income	2,411	1,459
Interest expense	34,010	34,790

Income before provision for income taxes	182,776	134,765
Provision for income taxes	51,273	50,125

Net income	131,503	84,640
Less: Net income attributable to non-controlling interests (2)	1,906	2,473

Net income attributable to CBRE Group, Inc.	$129,597	$82,167

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.38	$0.25

Weighted average shares outstanding for basic income per share	336,907,836	333,992,935

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.38	$0.24

Weighted average shares outstanding for diluted income per share	339,690,579	337,506,232

EBITDA	$306,506	$252,617

Adjusted EBITDA	$303,208	$282,683

(1)	Certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.
(2)	Equity income from unconsolidated subsidiaries and gain on disposition of real estate, less net income attributable to non-controlling interests, includes income of $10.3 million and $52.3 million for the three months ended March 31, 2017 and 2016, respectively, attributable to Development Services but does not include significant related compensation expense (which is included in operating, administrative and other expenses). In the Development Services segment, related equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense, are all included in EBITDA.

CBRE Press Release

April 27, 2017

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016 (1)
Americas
Revenue:
Fee revenue	$1,130,653	$1,071,058
Pass through costs also recognized as revenue	561,993	516,817

Total revenue	1,692,646	1,587,875

Costs and expenses:
Cost of services	1,164,677	1,103,264
Operating, administrative and other	322,315	317,799
Depreciation and amortization	68,569	60,603

Operating income	$137,085	$106,209

EBITDA	$210,722	$173,165

Adjusted EBITDA	$220,400	$187,214

EMEA
Revenue:
Fee revenue	$475,735	$465,717
Pass through costs also recognized as revenue	368,453	374,630

Total revenue	844,188	840,347

Costs and expenses:
Cost of services	669,523	677,545
Operating, administrative and other	143,091	148,201
Depreciation and amortization	15,570	15,000

Operating income (loss)	$16,004	$(399)

EBITDA	$31,731	$15,310

Adjusted EBITDA	$33,864	$27,811

Asia Pacific
Revenue:
Fee revenue	$211,462	$192,447
Pass through costs also recognized as revenue	129,683	118,912

Total revenue	341,145	311,359

Costs and expenses:
Cost of services	252,879	232,804
Operating, administrative and other	68,186	67,779
Depreciation and amortization	4,314	4,183

Operating income	$15,766	$6,593

EBITDA	$20,149	$10,731

Adjusted EBITDA	$20,281	$12,868

(1)	In 2017, we have changed the presentation of the operating results of one of our emerging businesses among our regional services reporting segments. Prior year amounts have been reclassified to conform with the current-year presentation. This change had no impact on our consolidated results. Additionally, certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.

CBRE Press Release

April 27, 2017

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016 (1)
Global Investment Management
Revenue	$89,566	$90,380
Costs and expenses:
Operating, administrative and other	51,522	72,390
Depreciation and amortization	5,039	6,620

Operating income	$33,005	$11,370

EBITDA	$41,100	$21,536

Adjusted EBITDA	$25,859	$22,915

Development Services
Revenue	$13,659	$16,773
Costs and expenses:
Operating, administrative and other	21,117	37,197
Depreciation and amortization	545	588
Gain on disposition of real estate	1,385	4,819

Operating loss	$(6,618)	$(16,193)

EBITDA and adjusted EBITDA	$2,804	$31,875

(1)	In 2017, we have changed the presentation of the operating results of one of our emerging businesses among our regional services reporting segments. Prior year amounts have been reclassified to conform with the current-year presentation. This change had no impact on our consolidated results.

CBRE Press Release

April 27, 2017

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)	Fee revenue

(ii)	Organic fee revenue

(iii)	Net income attributable to CBRE Group, Inc., as adjusted (which we also refer to as “adjusted net income”)

(iv)	Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (which we also refer to as “adjusted earnings per share” or “adjusted EPS”)

(v)	EBITDA and adjusted EBITDA

These measures are not recognized measurements under United States generally accepted accounting principles, or “GAAP.” When analyzing our operating performance, investors should use them in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.

With respect to fee revenue and organic fee revenue: the company believes that investors may find these measures useful to analyze the financial performance of our Occupier Outsourcing and Property Management business lines and our business generally. Fee revenue excludes costs reimbursable by clients, and as such provides greater visibility into the underlying performance of our business. Organic fee revenue further excludes contributions from all acquisitions completed after first-quarter 2016.

With respect to adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA: the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of EBITDA and adjusted EBITDA—the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of EBITDA and adjusted EBITDA, these measures are not intended to be measures of free cash flow for our management’s discretionary use because they do not consider cash requirements such as tax and debt service payments. The EBITDA and adjusted EBITDA measures calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments. The company also uses adjusted EBITDA and adjusted EPS as significant components when measuring our operating performance under our employee incentive compensation programs.

CBRE Press Release

April 27, 2017

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share data):

	Three Months Ended
	March 31,
	2017	2016
Net income attributable to CBRE Group, Inc.	$129,597	$82,167

Plus / minus:
Non-cash amortization expense related to certain intangible assets attributable to acquisitions	26,991	24,871
Integration and other costs related to acquisitions	11,943	17,173
Cost-elimination expenses	—	12,403
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(15,241)	490
Tax impact of adjusted items	(8,449)	(16,259)

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$144,841	$120,845

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$0.43	$0.36

Weighted average shares outstanding for diluted income per share	339,690,579	337,506,232

EBITDA and adjusted EBITDA, are calculated as follows (dollars in thousands):

	Three Months Ended
	March 31,
	2017	2016
Net income attributable to CBRE Group, Inc.	$129,597	$82,167

Add:
Depreciation and amortization	94,037	86,994
Interest expense	34,010	34,790
Provision for income taxes	51,273	50,125
Less:
Interest income	2,411	1,459

EBITDA	306,506	252,617

Adjustments:
Integration and other costs related to acquisitions	11,943	17,173
Cost-elimination expenses (1)	—	12,403
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(15,241)	490

Adjusted EBITDA	$303,208	$282,683

(1)	Represents cost-elimination expenses relating to a program initiated in the fourth quarter of 2015 and completed in the third quarter of 2016 to reduce the company’s global cost structure after several years of significant revenue and related cost growth. Cost-elimination expenses incurred during the three months ended March 31, 2016 consisted of $11.8 million of severance costs related to headcount reductions in connection with the program and $0.6 million of third-party contract termination costs.

CBRE Press Release

April 27, 2017

Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue. Organic fee revenue further excludes contributions from all acquisitions completed after first-quarter 2016. Reconciliations are shown below (dollars in thousands):

	Three Months Ended
	March 31,
	2017	2016
Organic Fee Revenue
Consolidated fee revenue (1)	$1,921,075	$1,836,375

Less: Acquisitions	(6,870)

Organic fee revenue	$1,914,205

	Three Months Ended
	March 31,
	2017	2016
Occupier Outsourcing
Fee revenue (1) (2)	$559,123	$536,277
Plus: Pass through costs also recognized as revenue	915,146	877,017

Revenue (2)	$1,474,269	$1,413,294

Property Management
Fee revenue (2)	$124,328	$117,332
Plus: Pass through costs also recognized as revenue	144,983	133,342

Revenue (2)	$269,311	$250,674

(1)	Certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.
(2)	Excludes associated leasing and sales revenue.

CBRE Press Release

April 27, 2017

CBRE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2017	2016
Assets:
Cash and cash equivalents (1)	$533,281	$762,576
Restricted cash	59,046	68,836
Receivables, net	2,499,115	2,605,602
Warehouse receivables (2)	685,133	1,276,047
Property and equipment, net	551,633	560,756
Goodwill and other intangibles, net	4,422,847	4,392,431
Investments in and advances to unconsolidated subsidiaries	242,486	232,238
Other assets, net	933,571	881,101

Total assets	$9,927,112	$10,779,587

Liabilities:
Current liabilities, excluding debt	$2,681,699	$3,270,749
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Entities have committed to purchase) (2)	671,453	1,254,653
Revolving credit facility	120,000	—
Senior term loans, net	744,893	744,332
5.00% senior notes, net	790,730	790,405
4.875% senior notes, net	591,392	591,203
5.25% senior notes, net	422,241	422,183
Other debt	30	30
Other long-term liabilities	646,435	648,787

Total liabilities	6,668,873	7,722,342

Equity:
CBRE Group, Inc. stockholders’ equity	3,211,945	3,014,487
Non-controlling interests	46,294	42,758

Total equity	3,258,239	3,057,245

Total liabilities and equity	$9,927,112	$10,779,587

(1)	Includes $72.9 million and $73.3 million of cash in consolidated funds and other entities not available for company use as of March 31, 2017 and December 31, 2016, respectively.
(2)	Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.